Exhibit Index at Page 3


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):                 April 12, 2001


                               GENESEE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


   NEW YORK                                 0-1653              16-0445920
(State or other Jurisdiction                (Commission       (IRS Employer
of Incorporation)                           File Number)    Identification No.)


 445 St. Paul Street, Rochester, New York                             14605
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:           (716) 546-1030


Item 5.    Other Events.

           Genesee Corporation issued a news release on April 12, 2001, which is filed with this report as Exhibit 99.


Item 7.    Exhibits.

           An exhibit filed with this report is identified in the Exhibit Index at Page 3.




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                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Genesee Corporation


Date:         April 12, 2001                 By      /s/ Mark W. Leunig
                                   Mark W. Leunig, Sr. Vice President and Chief
                                             Administrative Officer







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                                  EXHIBIT INDEX

                                                                    Page
Exhibit 99               News Release Dated April 12, 2001            4





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                                                             EXHIBIT 99


FOR IMMEDIATE RELEASE                                CONTACT:  Mark W. Leunig
                                                 Director of Investor Relations
                                                           (716) 454-1250


                          GENESEE CORPORATION ANNOUNCES
                      ENGAGEMENT OF INVESTMENT BANKING FIRM




     ROCHESTER,  NEW YORK,  April 12, 2001 -- Genesee  Corporation  (NASDAQ/NMS:
GENBB) announced that it has engaged the investment banking firm of J.H. Chapman Group, L.L.C. to advise the Corporation's Board of Directors as it reviews strategic alternatives for the Corporation's Ontario Foods subsidiary.


The J.H. Chapman Group is headquartered in the Chicago suburb of Rosemont, Illinois and has extensive experience representing middle market food companies in sale, acquisition, corporate restructuring and financing transactions. "We are pleased to have the Chapman Group on our team as we determine the best strategy to maximize shareholder value from the planned divestiture of our foods business," said Mark W. Leunig, Senior Vice President and Chief Administrative Officer of the Corporation.

     Handling the engagement for J.H. Chapman (Tel:  773-693-4800)  will be John
W. Loeb and David L. Epstein.

Copies of Genesee Corporation press releases are available free of charge by calling PRNewswire's Company News On Call at 800-758-5804, Extension 352775, or on the Internet at http://www.prnewswire.com/cnoc.



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